Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                           PENDRITH ACQUISITION, INC.


FIRST.            The name of the corporation is:

                  PENDRITH ACQUISITION, INC.

SECOND. Its registered office in the State of Wyoming is located at 2710 Thomes Avenue, Cheyenne, Wyoming, 82001. This Corporation may maintain an office, or offices, in such other place within or without the State of Wyoming as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders outside the State of Wyoming as well as within the State of Wyoming.

THIRD.            The objects for which this Corporation is formed are:

                  (A) To do all things necessary or convenient to carry out its business and affairs, including without limitation the power to:

                  (B) Sue and be sued, complain and defend in its corporate name;

                  (C) Have a corporate seal, which may be altered at will, and to use it, or a facsimile of' it, by impressing or affixing it or in any other manner reproducing it;

                  (D) Make and amend By-Laws, not inconsistent with its articles of incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

                  (E) Purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

                  (F) Sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

                  (G) Purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

                  (H) Make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations which may be convertible into or include the option to purchase other securities of the corporation, and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;
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                  (I)   Lend money, invest and reinvest its funds, and receive
                        and hold real and personal property as security for repayment;

                  (J) Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

                  (K) Conduct its business, locate offices, and exercise the powers granted by the Wyoming Business Corporation Act within or without this state;

                  (L) Elect directors and appoint officers, employees, and agents of the corporation, define their duties, and fix their compensation;

                  (M) Pay pensions and establish pension plans, pension trust profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

                  (N) Make donations for the public welfare or for charitable, scientific, or educational purposes;

                  (O)   Transact any lawful business; and

                  (P) Make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

FOURTH. The total number of voting common shares of stock authorized that may be issued by the Corporation is 70,000,000 shares of common stock without nominal or par value. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors, without shareholder approval.

                  The total number of serial convertible preferred shares of stock authorized that may be issued by the Corporation is 30,000,000 shares of serial convertible preferred stock without nominal or par value. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors, without shareholder approval.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

                  The name and post office address of the first member of the Board of Directors which shall be one (1) in number is listed as follows:

                  Shawn Pecore
                  Suite 506 - 2255B Queen Street East
                  Toronto, ON, M4E 1G3
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SIXTH.            The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

                  Therese Eckstrom
                  2710 Thomes Avenue
                  Cheyenne, Wyoming, 82001

EIGHTH.           The registered agent for this corporation shall be:

                  WYOMING CORPORATE SERVICES, INC.

                  The address of said agent, and, the registered. or statutory address of this corporation in the state of Wyoming, shall be:

                  2710 Thomes Avenue
                  Cheyenne, Wyoming, 82001

NINTH.            The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  By Resolution or Resolutions passed by a majority of the whole Board, to use authorized but unissued shares of Common Stock and Preferred Stock, without shareholder approval, in order to acquire businesses, to obtain additional financing or for other corporate purposes. Purchases of serial convertible preferred stock shall be treated in all respects as equivalent to purchases of common stock, such that, upon acquisition, the requisite holding period for Rule 144 purposes shall begin when the Serial Convertible Preferred Stock is acquired, and not when it is converted from Preferred to Common Stock. Accordingly, if Preferred Stock has been held for longer than two years and the holder is not an affiliate, it shall be eligible for the safe harbor provisions afforded by Rule 144 immediately upon conversion from Preferred Stock to its equivalent Common Stock.

                  Subject to the By-Laws adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

                  To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.
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                  By resolution passed by a majority of the whole Board, to
                  designate one (1) or more Committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

                  When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH.         No shareholder shall be entitled as a matter of right to
                  subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its sole discretion it shall deem advisable.

TWELVTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (ii) the payment of dividends in violation of Section 17-16-833 of the Wyoming Statutes;
                  (iii) for any breach of the director's duty of loyalty, as defined by the Wyoming Business Corporation Act, to the corporation or its shareholders; or (iv) for any transaction from which the officer or director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH.       This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of
                  Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.
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            I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Wyoming, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of November, 2007.


                                    /s/ Therese Eckstrom
                                    ------------------------------------------
                                    Therese Eckstrom, Incorporator